Exhibit 32.1

Certifications of Periodic Report by the Principal Executive Officer and Principal Accounting Officer

Pursuant to 18 U.S.C. Section 1350

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Rand Worldwide, Inc. (the “Company”) on Form 10-K for the year ending June 30, 2015 as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods reflected therein.

Date: September 15, 2015	/s/ Lawrence Rychlak
President and Chief Executive Officer
(Principal Executive Officer)

/s/ John Kuta
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)